SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   July 26, 2005   (July 21, 2005)

                       Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

           101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                          (314) 863-1100
(Registrant's telephone number, including area code)

                                                  None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On July 21, 2005, the Company announced that Randall C. Spak resigned as President and Chief Executive Officer of Lane Furniture Industries, Inc. Mr. Spak will remain on Lane's payroll pursuant to a previously-announced employment agreement, but he has relinquished his day-to-day responsibilities. A copy of the press release is furnished as Exhibit 99(a) to this report and is incorporated herein.

Item 8.01.    Other Events

On July 21, 2005, the Company announced that John T. (Tom) Foy, President and Chief Operating Officer of the Company will oversee the operations at Lane Furniture Industries, Inc. on an interim basis. A copy of the press release is furnished as Exhibit 99(a) to this report and is incorporated herein.

Item 9.01.    Financial Statements and Exhibits

(c)

99(a)	Press Release issued by the Company, dated July 21, 2005, reporting the resignation of Randall C. Spak as President and Chief Executive Officer of Lane Furniture Industries, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:    July 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

99 (a)	Press Release, dated July 21, 2005